                           OFFER TO PURCHASE FOR CASH

                 ALL OF THE OUTSTANDING SHARES OF COMMON STOCK
 (INCLUDING THE ASSOCIATED RIGHTS TO PURCHASE SERIES A JUNIOR PREFERRED STOCK)
                                       OF

                            PATHOGENESIS CORPORATION

                                       AT

                              $38.50 NET PER SHARE

                                       BY

                            PICARD ACQUISITION CORP.

                          A WHOLLY OWNED SUBSIDIARY OF

                               CHIRON CORPORATION

------------------------------------------------------------

   THE OFFER AND WITHDRAWAL OF RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK
    CITY TIME, ON MONDAY, SEPTEMBER 18, 2000, UNLESS THE OFFER IS EXTENDED.

--------------------------------------------------------------------------------

                                                                 August 21, 2000

To Participants in the 401(k) Profit Sharing Plan of PathoGenesis:

    Enclosed for your consideration are the Offer to Purchase dated August 21, 2000 (the "Offer to Purchase") and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") in connection with the offer by Picard Acquisition Corp., a Delaware corporation ("Merger Sub") and a wholly owned subsidiary of Chiron Corporation, a Delaware corporation ("Parent"), to purchase all outstanding shares of common stock, par value $0.001 per share (the "Common Stock"), of PathoGenesis Corporation, a Delaware corporation (the "Company"), together with the associated rights to purchase Series A Junior Preferred Stock (the "Rights") issued pursuant to the Rights Agreement, dated as of June 26, 1997, as amended (the "Rights Agreement"), between the Company and Harris Trust and Savings Bank (the Common Stock and the Rights together being referred to herein as the "Shares"), at a purchase price of $38.50 per Share, net to the seller in cash, without interest (the "Offer Price"), upon the terms and subject to the conditions set forth in the Offer to Purchase. The Offer is being made pursuant to an Agreement and Plan of Merger dated as of August 13, 2000 among Parent, Merger Sub and the Company ("Merger Agreement").

    WILMINGTON TRUST COMPANY IS THE HOLDER OF RECORD OF SHARES HELD FOR YOUR ACCOUNT AS A PARTICIPANT IN THE PATHOGENESIS CORPORATION 401(K) PROFIT SHARING PLAN (THE "PLAN") AND IS THE TRUSTEE OF THE PLAN (THE "TRUSTEE") ON BEHALF OF THE COMPANY. THE TRUST AGREEMENT PROVIDES THAT THE TRUSTEE SHALL INVEST AND REINVEST ASSETS IN INDIVIDUALLY DIRECTED ACCOUNTS, INCLUDING THE DETERMINATION TO TENDER SHARES HELD IN A PARTICIPANT'S ACCOUNT, PURSUANT TO THE DIRECTIONS OF THE PARTICIPANT, AS COMMUNICATED BY THE ADMINISTRATOR OF THE PLAN OR ITS DELEGATE. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD IN YOUR PLAN ACCOUNT.

    We, as delegate for the Company, the Plan administrator, request instructions as to whether you wish to have us tender on your behalf any or all of the Shares held in your Plan account, upon the terms and subject to the conditions set forth in the Offer.

    Please note the following:

        1. The tender price is $38.50 per Share, net to you in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer.

        2.  The Offer is being made for all outstanding Shares.

        3. THE BOARD OF DIRECTORS OF THE COMPANY HAS DETERMINED THAT THE OFFER AND THE MERGER ARE ADVISABLE AND IN THE BEST INTEREST OF THE COMPANY'S STOCKHOLDERS, AND UNANIMOUSLY RECOMMENDS THAT THE COMPANY'S STOCKHOLDERS ACCEPT THE OFFER AND TENDER THEIR SHARES PURSUANT TO THE OFFER.

        4. THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MONDAY, SEPTEMBER 18, 2000, UNLESS THE OFFER IS EXTENDED.

        5. The Offer is conditioned upon, among other things, (i) there being validly tendered and not withdrawn prior to the expiration of the offer that number of shares of Share which, when added together with all other Shares owned by Chiron Corporation and its subsidiaries, would represent at least a majority of the outstanding Shares (determined on a fully diluted basis for all outstanding stock options and other rights (other than the Rights, if such rights are not at that time exercisable) to acquire Shares outstanding on the date of purchase), (ii) any requisite waiting period under the Harts-Scott-Rodino Antitrust Improvements Act of 1976, as amended, applicable to the purchase of shares pursuant to the Offer or the merger described herein having been terminated or having expired, and (iii) the applicable waiting periods under certain foreign antitrust and competition laws having been terminated or having expired, except for such waiting periods the failure of which to terminate or expire is not reasonably likely to have a Parent Material Adverse Effect or a Company Material Adverse Effect (as such terms are defined in the Offer to Purchase) or to provide a reasonably basis to conclude that Parent, Merger Sub or the Company or any of its directors, officers, agents advisors or other representatives would be subject to the risk of criminal liability.

        6. Any stock taxes applicable to the sale of the Shares to Merger Sub pursuant to the Offer will be paid by Purchaser, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

    If you wish to have us tender any or all of the Shares held in your Plan account, please so instruct us by completing, executing and returning to us the instruction form enclosed with this letter and the Substitute Form W-9 by 12:00 midnight, New York City time, on September 18, 2000, unless the Offer is extended. An envelope in which to return your instructions to us is enclosed. If you authorize tender of such Shares, all such Shares will be rendered unless otherwise specified in your instructions. YOUR AUTHORIZATION SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

    The Offer is not being made to (nor will tenders be accepted from or on behalf of) the holders of Shares residing in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. However, the Purchaser may, in its discretion, take such action as it may deem necessary to make the Offer in any jurisdiction and extend the Offer to holders of Shares in such jurisdiction.

    In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer is being made on behalf of the Purchaser by Donaldson, Lufkin & Jenrette Securities Corporation, the Dealer Manager for the Offer, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

                                          Very truly yours,

                                          Administrative Management Group
                                          Delegate of Plan Administrator
                                          Telephone: (847) 577-6000

               Instructions with Respect to the Offer to Purchase
                for Cash All Outstanding Shares of Common Stock
           (Including the Associated Preferred Stock Purchase Rights)
                                       of
                            PathoGenesis Corporation
                                       by
                            Picard Acquisition Corp.

    The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated August 21, 2000 (the "Offer to Purchase") and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") in connection with the offer by Picard Acquisition Corp., a Delaware corporation ("Merger Sub") and a wholly owned subsidiary of Chiron Corporation, a Delaware corporation ("Parent"), to purchase all outstanding shares of common stock, par value $0.001 per share (the "Common Stock"), of PathoGenesis Corporation, a Delaware corporation (the "Company"), together with the associated rights to purchase Series A Junior Preferred Stock (the "Rights") issued pursuant to the Rights Agreement, dated as of June 26, 1997, as amended (the "Rights Agreement"), between the Company and Harris Trust and Savings Bank (the Common Stock and the Rights together being referred to herein as the "Shares"), at a purchase price of $38.50 per Share, net to the seller in cash, without interest (the "Offer Price"), upon the terms and subject to the conditions set forth in the Offer to Purchase. The Offer is being made in connection with the Agreement and Plan of Merger dated as of August 13, 2000 among Parent, Merger Sub and the Company (the "Merger Agreement"). The undersigned understand(s) that the Offer applies to Shares allocated to the account of the undersigned in the PathoGenesis Corporation 401(k) Profit Sharing Plan (the "Plan").

    This will instruct you, in your capacity as delegate of the Plan Administrator, to tender to the Purchaser the number of Shares, indicated below (or, if no number is indicated below, all Shares) that are held by you for the Plan account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Number of Shares to be Tendered:
------------------- Shares*

Date:
------------------------

* Unless otherwise indicated, it will be assumed that all Shares in your Plan account are to be tendered.

--------------------------------------------------------------------------------

                                   SIGN HERE

  Signature(s) _______________________________________________________________
  ____________________________________________________________________________

  Please type or print name(s) _______________________________________________
  ____________________________________________________________________________

  Please type or print address _______________________________________________

  Area Code and Telephone Number______________________________________________

  Taxpayer Identification or Social Security Number___________________________

--------------------------------------------------------------------------------

                 PAYOR'S NAME: HARRIS TRUST COMPANY OF NEW YORK

-----------------------------------------------------------------------------------------------------------------

             SUBSTITUTE                    Part I: PLEASE PROVIDE YOUR            Social Security Number or
              FORM W-9                     TIN IN THE BOX AT RIGHT AND             Employer Identification
     Department of the Treasury            CERTIFY BY SIGNING AND                          Number
      Internal Revenue Service             DATING BELOW
                                                                                  ------------------------
                                           ----------------------------------------------------------------------
                                           PART 2--Certifications--Under penalties of perjury, I certify that:
    Payer's Request for Taxpayer           (1)  The number shown on this form is my current Taxpayer
    Identification Number ("TIN")           Identification Number (or I am writing for a number to be issued to me and have checked the box in Part 3) and

                                            (2)  I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the
                                            Internal Revenue Service (the "IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding.
                                            Certification Instructions--You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out such item (2).
                                           ----------------------------------------------------------

                                           SIGNATURE ------------           Part 3

                                           Date --------------              Awaiting TIN         / /

-----------------------------------------------------------------------------------------------------------------

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 31% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

               YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU
               CHECKED THE BOX IN PART 3 OF SUBSTITUTE FORM W-9.

--------------------------------------------------------------------------------

             CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

      I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of payment, 31% of all reportable payments made to me will be withheld, but that such amounts will be refunded to me if I then provide a Taxpayer Identification Number within sixty (60) days.
   Signature
  -------------------------------------------------------- Date:
  --------------------

--------------------------------------------------------------------------------